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                                                        EXHIBIT A

                             JOINT FILING AGREEMENT


                  The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Preferred Stock of Questron Technology, Inc. dated October 1, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  October 1, 1997

                                              /s/ Jay R. Petschek
                                              Jay R. Petschek



                                              CORSAIR MANAGEMENT COMPANY, INC.


                                              By:  /s/ Jay R. Petschek
                                              Name:  Jay R. Petschek
                                              Title: President



                                              CORSAIR MANAGING PARTNERS

                                              By: Corsair Management
                                                  Company, Inc., a general
                                                  partner


                                              By:  /s/ Jay R. Petschek
                                              Name:  Jay R. Petschek
                                              Title: President